Exhibit 10.6
AGREEMENT
     THIS AGREEMENT dated February 12, 2010 (this “Agreement”) is entered into by and between Kips Bay Medical, Inc. a Delaware corporation (the “Corporation”) and Kips Bay Investments, LLC (the “LLC”).
     WHEREAS, the Corporation, the LLC and Manny Villafana are parties to that certain Investment Agreement dated July 19, 2007 (the “Investment Agreement”) whereby the Corporation, the LLC and Manny Villafana reached certain agreements with respect to the formation, operation and capitalization of the Corporation.
     WHEREAS, the LLC wishes to exercise Option Two pursuant to Section 7(b) of the Investment Agreement.
     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
     1. Exercise of $3,500,000 Option. The Corporation acknowledges that the LLC has the right to exercise its Option Two as described in Section 7(b) of the Investment Agreement and the LLC has agreed to exercise such option pursuant to the Investment Agreement to purchase 600,000 shares of the Corporation’s Common Stock for the total amount of $3,500,000. The shares of the Corporation’s Common Stock will be purchased pursuant to the Stock Purchase Agreement attached hereto as Exhibit A.
     2. Entire Agreement. This Agreement together with the Stock Purchase Agreement constitutes the entire agreement between the parties hereto with respect to the subject herein and supersedes all prior proposals, discussions, or agreements, whether written or oral, relating to the subject matter herein. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.
     3. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without reference to the choice of law principles thereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
KIPS BAY MEDICAL, INC.

By:	/s/ Manny Villafana Its: Chairman & CEO
KIPS BAY INVESTMENTS, LLC

By:	/s/ Nader C. Kazeminy Its: President

EXHIBIT A
STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT (the “Agreement”), is made effective as of February ___, 2010 (the “Effective Date”), by and among Kips Bay Medical, Inc., a Delaware corporation (the “Corporation”), and Kips Bay Investments, LLC (the “Buyer”).
WITNESSETH:
     WHEREAS, Corporation desires to sell to Buyer and Buyer desires to purchase from Corporation 600,000 shares of the Corporation’s common stock owned by Corporation (the “Shares”) on the terms and subject to the conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I — PURCHASE OF SHARES
     1.1 Purchased Shares. Subject to the terms and conditions hereof, Corporation hereby sells the Shares to Buyer, and Buyer hereby purchases the Shares from Corporation.
     1.2 Purchase Price. The aggregate purchase price shall be $3,500,000 (the “Purchase Price”). Payment of the Purchase Price shall be in U.S. funds by wire transfer of immediately available funds to an account of the Corporation designated to Buyer.
     1.3 Stock Transfer. As soon as practicable after the Purchase Price is paid to the Corporation, Corporation shall cause the Corporation to have Buyer recorded on the stock transfer books of the Corporation as the owner of the Shares, and Corporation shall transfer to Buyer one or more duly issued stock certificates evidencing such ownership.
ARTICLE II — REPRESENTATIONS AND WARRANTIES
     2.1 Representations and Warranties of Buyer. In connection with, and in consideration of, the sale of the Shares to Buyer, Buyer hereby represents and warrants to Corporation that Buyer:
a.	Has all requisite power and authority to execute, perform and carry out the provisions of this Agreement.

b.	Has entered into this Agreement understanding and acknowledging that the Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

c.	Realizes that an investment in the Shares represents a speculative investment involving a high degree of risk.

d.	Realizes that (i) there are substantial restrictions on the transfer of the Shares; (ii) there is not currently, and it is unlikely that in the future there will exist, a public market for the Shares; and (iii) accordingly, for the above and other reasons, Buyer may not be able to liquidate an investment in the Shares for an indefinite period.

e.	Can bear the economic risk of an investment in the Shares for an indefinite period of time, can afford to sustain a complete loss of such investment, has no need for liquidity in connection with an investment in the Shares, and can afford to hold the Shares indefinitely.

f.	Realizes that the Shares have not been registered for sale under the United States Securities Act of 1933, as amended (the “Act”) or applicable state securities laws (the “State Laws”), and may be sold only pursuant to registration under the Act and State Laws, or following the furnishing of an opinion of counsel to the Corporation that such registration is not required.

g.	Is experienced and knowledgeable in financial and business matters, capable of evaluating the merits and risks of investing in the Shares, and does not need or desire the assistance of a knowledgeable representative to aid in the evaluation of such risks (or, in the alternative, has a knowledgeable representative whom Buyer intends to use in connection with a decision as to whether to invest in the Shares).

h.	Realizes that no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares.

i.	Acknowledges that neither Corporation nor any other person has made to Buyer any written or oral representations:
(i)	that the Shares may be sold or assigned to any person except pursuant to prospectus exemptions available under local laws, if any;

(ii)	that any person will resell or repurchase the Shares;

(iii)	that any person will refund the purchase price of the Shares;

(iv)	as to the future price or value of any of the Shares; and

(v)	regarding the past, present or future financial condition or prospects of the Corporation.
j.	Is an “accredited investor” as that term is defined in Regulation D promulgated under the Act.

ARTICLE III — INVESTMENT INTENT
     3.1 Stock Transfer Restrictions. Buyer has been advised that the Shares have not been registered under the Act or the relevant State Laws. Buyer represents and warrants that the Shares will be purchased for Buyer’s own account and that Buyer’s financial condition is such that it is not likely that it will be necessary for Buyer to dispose of any of the Shares in the foreseeable future. Buyer is aware that (i) there is presently no public market for the Shares, and (ii) the transferability of the Shares is restricted and (A) requires the written consent of the Corporation, and (B) may be further restricted by a legend.
     3.2 Compliance with Securities Act. Buyer further represents and agrees that if Buyer should later desire to dispose of or transfer any of the Shares in any manner, Buyer shall not do so without (i) complying with an available exemption from registration, including an opinion of counsel satisfactory to the Corporation that such proposed disposition or transfer may be made lawfully without the registration of such Shares pursuant to the Act and applicable State Laws, or (ii) registration of such Shares (it being expressly understood that the Corporation shall not have any obligation to register such Shares).
ARTICLE IV — GENERAL
     4.1 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission, as follows:
to Buyer at:
Kips Bay Investments, LLC
8500 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437
to Corporation at:
Kips Bay Medical, Inc.
3405 Annapolis Lane North, Suite 200
Minneapolis, MN 55447
     4.2 Indemnification by Corporation. Corporation acknowledges that Corporation understands the meaning and legal consequences of the agreements, representations and warranties contained herein, and agrees that such agreements, representations and warranties shall survive and remain in full force and effect after the execution hereof. Corporation agrees to indemnify, defend and hold harmless Buyer and its respective affiliates, each of its respective current and future owners, officers, directors, governors, managers, employees, agents, legal counsel, stockholders and equity holders from and against any and all losses, costs, damages, penalties, fines, liabilities and expenses (including, without limitation, legal fees and expenses) due to, or arising out of, (i) this agreement, including without limitation any breach of any agreement, representation or warranty of

Corporation contained herein and (ii) any violation of, or inconsistency with, any federal or state securities law in connection with this Agreement or the transactions contemplated herein.
     4.3 Indemnification by Buyer. Buyer acknowledges that Buyer understands the meaning and legal consequences of the agreements, representations and warranties contained herein, and agrees that such agreements, representations and warranties shall survive and remain in full force and effect after the execution hereof. Buyer agrees to indemnify, defend and hold harmless Corporation and its respective affiliates, each of its respective current and future owners, officers, directors, governors, managers, employees, agents, legal counsel, stockholders and equity holders from and against any and all losses, costs, damages, penalties, fines, liabilities and expenses (including, without limitation, legal fees and expenses) due to, or arising out of, (i) this agreement, including without limitation any breach of any agreement, representation or warranty of Buyer contained herein and (ii) any violation of, or inconsistency with, any federal or state securities law in connection with this Agreement or the transactions contemplated herein.
     4.4 Entire Agreement; Modification and Waiver. This Agreement, together with the related written agreements specifically referred to herein, represents the only agreement among the parties concerning the Shares and supersedes all prior agreements, whether written or oral, relating thereto. No purported amendment, modification or waiver of any provision hereof shall be binding unless set forth in a written document signed by the parties.
     4.5 Governing Law. This Agreement and the relations among the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.
     4.6 Severability. If any term or other provision of this Agreement is determined by a competent authority to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
     4.7 Counterparts. This Agreement may be executed in one or more counterparts, and by the parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
     4.8 Amendment/Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. No provision or obligation in this Agreement may be waived except by an instrument in writing signed by the waiving party.
     4.9 Stock Legend. Certificates for any of the Shares purchased by Buyer shall bear an appropriate legend to reflect the restrictions contained in the Stockholder Agreement.

     4.10 Scope of Agreement. This Agreement shall bind and inure to the benefit of Corporation, its affiliates and their respective successors and assigns.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

KIPS BAY MEDICAL, INC.
By:	/s/ Manny Villafana
	Name:	Manny Villafana
	Title:	Chairman & CEO

KIPS BAY INVESTMENTS, LLC
By:	/s/ Nader C. Kazeminy
	Name:	Nader C. Kazeminy
	Title:	President